UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North Shore Drive Building 1B, Suite 200 Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2021, the registrant ("Altair International"), through its newly formed Nevada subsidiary, EV Lithium Solutions, Inc., entered into an Asset Purchase Agreement with CryptoSolar LTD, a company formed under the laws of the United Kingdom, that has energy storage technology for a variety of industries, including electric vehicles, to be used in place of traditional batteries that rely upon chemical reactions rather than an electric field for higher energy output and a longer life than traditional batteries. Under the terms of the Asset Purchase Agreement, CryptoSolar received 2,500,000 shares of Altair International’s common stock at the closing of the transaction and will receive up to 900,000 additional shares of Altair International common stock in connection with the successful commercial development of the scaled-up EV battery prototype and 20% of the net profits from all products sold by Altair International incorporating or based upon the assets acquired from CryptoSolar. In addition, Altair International entered into a five year Consulting Agreement with the sole stockholder of CryptoSolar LTD, Andreas Tapakoudes, under which he will receive a consulting fee of $4,000 per month to develop a commercial lithium battery and a manufacturing facility for its commercial production.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Altair International will be issuing a press release concurrent with the filing of this Current Report on Form 8-K to announce the acquisition of CryptoSolar assets. A copy of the press release is filed as Exhibit 99.1.

On March 8, 2021, Altair International issued to EROP Enterprises LLC a secured promissory note (the “Note”) in the principal amount of $100,000 bearing annual interest at 6% and due in two years. The Note is secured by the Walker Ridge claims and project that Altair International purchased under a Mining Lease dated August 14, 2020 between Altair International and Oliver Geoservices LLC involving Altair International’s right to mine certain property in Nevada for a period of five years that can be extended for an additional twenty years if a certain extension payment are made within the term of the lease as more fully described in the Form 8-K filed August 18, 2020 by Altair International. The foregoing description of the Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Note and Security Agreement which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Asset Purchase Agreement dated March 19, 2021 between Altair International Corp. and CryuptoSolar LTD.

10.2 Secured Promissory Note dated March 8, 2021 Issued by Altair International Corp. to EROP Enterprises LLC

10.3 Security Agreement dated March 8, 2021 between Altair International Corp. and EROP Enterprises LLC

99.1 Press Release dated March 31, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2021	Altair International Corp.

	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO